UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 12, 2010

Material Sciences Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	01-8803	95-2673173
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2200 East Pratt Boulevard Elk Grove Village, Illinois	60007
(Address of Principal Executive Offices)	(Zip Code)

(847) 439-2210

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On April 12, 2010, Material Sciences Corporation (“MSC”) and MSC Pre Finish Metals (EGV), Inc. (collectively with MSC, the “Sellers”) and Roll Coater, Inc. (“Buyer”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which Sellers agreed to sell to Buyer certain coil coating machinery, related processing equipment, corresponding customer base and goodwill associated with Seller’s Plant #7 located in Elk Grove Village, Illinois. Roll Coater paid $10 million in cash for the assets. Based on fiscal 2010 shipments, the associated business base includes approximately $28.6 million of MSC’s general line coil coated products. Sellers and Buyer made customary representations, warranties and covenants in the Asset Purchase Agreement. Sellers agreed to indemnify the Buyer and its affiliates for losses as a result of, among other things, breaches of any of Sellers’ representations, warranties, and covenants in the Asset Purchase Agreement, and Sellers’ liabilities for periods prior to the closing.

In addition, MSC and Buyer entered into a lease agreement, which provides for MSC to store the purchased equipment for three years in exchange for an additional payment of $850,000 per year. The transaction did not include the sale of any real estate by Sellers. Proceeds to Sellers will be reduced by investment banking, restructuring and facility wind-down expenses associated with the transaction. As part of the transaction, Sellers will not develop, manufacture or sell general-line coil coating products in some North American markets for five years. MSC has committed to complete the wind-down of its Plant #7 operations and exit the related business no later than June 11, 2010. MSC retains the right to provide some coil coated products to specific customers. It also will continue to sell certain specialty products including, but not limited to, Electrobrite®, Viva-Color®, Quiet Steel®, Deco Steel®, rubber coated products, film laminated, and all automotive products made at its Plant #2 Elk Grove Village, Illinois, and Walbridge, Ohio facilities.

The sale of the assets and related transactions were closed on April 12, 2010.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 12, 2010, Sellers and Buyer closed the transactions described above.

Item 8.01	Other Events.

On April 12, 2010, MSC issued a press release announcing the sale to Roll Coater, Inc. of certain coil coating machinery, related processing equipment, corresponding customer base and goodwill associated with it’s Plant #7 located in Elk Grove Village, Illinois.

A copy of the press release is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference. The information contained in Item 8.01 to this Form 8-K, including the exhibit, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and the information shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibit.

(d) Exhibit

Exhibit No.	Description of Exhibits

10.1	Asset Purchase Agreement by and among Material Sciences Corporation, MSC Pre Finish Metals (EGV), Inc. and Roll Coater, Inc. dated as of April 12, 2010. Certain exhibits and schedules to this Exhibit 10.1 have not been filed. Upon request, the Registrant will furnish supplementally to the SEC a copy of any omitted exhibits or schedules.

99.1	Press Release dated April 12, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATERIAL SCIENCES CORPORATION
(Registrant)

Date: April 12, 2010	By:	/s/ Clifford D. Nastas
	Name:	Clifford D. Nastas
	Title:	Chief Executive Officer

4